SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



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             As filed with the Commission on September 15, 1999


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 [ASARCO LOGO]                           Executive Office



                                         September 15, 1999




 Dear Fellow Employee/Shareholder:

      I know you have been following the progress of our merger with Cyprus Amax closely. We are working on communications to employees addressing questions the merger raises which will be sent out in the next few days. In the meantime, I want to emphasize how important this merger opportunity is to you, our employees, as well as our other shareholders. The new Asarco Cyprus will be a strong competitor as we produce copper for a cash cost of 50cent and will be profitable even when the price of copper is 65cent per pound.

      Asarco shareholders won't have to wait long to realize the values of this merger. After shareholder approval, a one for one exchange of Asarco shares will be made for shares in the new company and shareholders will also receive a cash payment of $5.00 per share. For those of us with Asarco shares in our 401(k) or Savings Plans, the $5.00 will be used to purchase more Asarco Cyprus stock in our 401(k) or Savings Plan accounts. I'm attaching a copy of our recent announcement that further details the benefits of the Asarco and Cyprus Amax merger to our shareholders and explains the unfairness to our shareholders of the proposed Phelps Dodge takeover.

      How can you ensure that Phelps Dodge doesn't steal our opportunity and break up our future? Simple, just vote "yes" on your white proxy card, sign it and return it in the envelope provided. If you have misplaced it, you should contact your Human Resources Department, and they will see that it is replaced. Every vote counts. Please vote now.

                               Very truly yours,


                               /s/ Francis R. McAllister

                               Francis R. McAllister
 FRM/nvo